SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 9, 1999

                                 Netegrity, Inc.
               (Exact name of registrant as specified in charter)

     Delaware                1-10139                04-2911320
(jurisdiction of    (State or other Commission      (IRS Employer
  incorporation)             File Number)        Identification No.)

                         245 Winter Street, Waltham, MA

                    (Address of principal executive offices)

                                      02451
                                   (Zip Code)

       Registrant's telephone number, including area code: (781) 890-1700




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ITEM 5. ACQUISITION OR DISPOSITION OF ASSETS

              On September 9, 1999, we completed a private placement of 534,242 shares of common stock to five investors at a purchase price of $20.59 per share. We received net proceeds of approximately $10.3 million from the private placement, after deducting the placement agent's fee and our estimated expenses. We are obligated to file with the Securities and Exchange Commission, by no later than September 20, 1999, a Registration Statement on Form S-3 registering the 534,242 shares for resale. The purchasers of 242,836 of those shares have agreed that they will not, during the period ending 90 days after the completion of a public offering of the Company's securities, sell or otherwise dispose of those shares without the consent of the underwriter of such pubic offering.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NETEGRITY, INC.
Dated: September 17, 1999

                                           By: /s/Barry N. Bycoff
                                               Barry N. Bycoff
                                               President